                                                                     Exhibit 21


             SUBSIDIARIES OF ANALYSIS & TECHNOLOGY, INC.

                                                                 NAMES UNDER WHICH          JURISDICTION OF
NAME                                                              DOING BUSINESS             INCORPORATION
- ----                                                             -----------------          ---------------
Applied Science Associates, Inc.                                      -----                  Pennsylvania

Analysis & Technology
  Australia Pty Limited                                               -----                  Australia

Continental Dynamics, Inc.                                            -----                  Virginia

Analysis & Technology
  International Corporation                                           -----                  Delaware

Integrated Performance Decisions, Inc.                                -----                  Delaware

Numerical Decisions Group, Inc.                                       -----                  Canada

Prism-Dae, Inc.                                                       -----                  Delaware


           JOINT VENTURES WITH ANALYSIS & TECHNOLOGY, INC.

Automation Software Incorporated                                      -----                  Delaware